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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):
                           June 30, 1997



                  First Palm Beach Bancorp, Inc.
                  ------------------------------
      (Exact name of registrant as specified in its charter)




          Delaware                0-21942                65-0418027
    ------------------        ---------------         ---------------
     (State or other           (Commission             (IRS Employer
     jurisdiction of           File Number)        Identification Number)
     incorporation)


        450 South Australian Avenue, West Palm Beach, Florida 33401
   ----------------------------------------------------------------------
       (Address, including zip code, of principal executive office)

                              (561) 655-8511
       ------------------------------------------------------------
           (Registrant's telephone number, including area code)




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ITEM 5.   Other Events.

     On June 30, 1997, First Palm Beach Bancorp, Inc. (the "Company") issued $35 million of 10.35% Senior Debentures Due 2002 (the "Senior Debentures") in a private placement for which Keefe, Bruyette & Woods, Inc. served as the initial purchaser. The Senior Debentures will bear interest from June 30, 1997 at the annual rate of 10.35% of the principal amount thereof, payable semi-annually in arrears on June 30 and December 31 of each year, commencing December 31, 1997. The Senior Debentures will mature on June 30, 2002 and may not be redeemed prior to maturity.

     The net proceeds of the Senior Debenture issuance will be used for general corporate purposes, including contributing $25 million of the net proceeds to First Bank of Florida, the principal subsidiary of the Company.

                                       2
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               FIRST PALM BEACH BANCORP, INC.
                                        (Registrant)



                              By: /s/ Louis O. Davis, Jr.
                                 ------------------------------------
                                 Louis O. Davis, Jr.
                                 President and Chief Executive Officer


Date:  July 2, 1997

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                              INDEX TO EXHIBITS



                                                              Sequential
Exhibit                                                       Page No.
-------                                                       ---------------

99.1    Press Release, dated June 30, 1997, issued by
        First Palm Beach Bancorp, Inc.......................